      As filed with the Securities and Exchange Commission on May 17, 2004
                                                                Registration No.
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                                 NCO GROUP, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Pennsylvania                                23-2858652
------------------------------------       ------------------------------------
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

507 Prudential Road, Horsham, Pennsylvania                 19044
------------------------------------------       -------------------------
 (Address of Principal Executive Offices)                (Zip Code)

                                 NCO Group, Inc.
                           2004 Equity Incentive Plan
                           --------------------------
                              (Full title of plan)

                               Michael J. Barrist
          Chairman of the Board, President and Chief Executive Officer
                                 NCO Group, Inc.
                               507 Prudential Road
                           Horsham, Pennsylvania 19044
                    -----------------------------------------
                     (Name and address of agent for service)

                                  215-441-3000
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                          Copies of communications to:
                            Francis E. Dehel, Esquire
                         Melissa Palat Murawsky, Esquire
                                 Blank Rome LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5500
                            Facsimile (215) 569-5555

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                 Proposed              Proposed
                                                                 maximum               maximum             Amount of
       Title of securities               Amount to be         offering price          aggregate          registration
        to be registered                registered (1)          per share           offering price            fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                2,000,000             23.585(2)           47,170,000(2)          $5,977(2)
======================================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares as may be issued pursuant to stock splits, stock dividends and certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(h), based upon the average of the high and low sale prices of NCO's common stock, reported on the Nasdaq National Market on May 13, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the NCO Group, Inc. 2004 Equity Incentive Plan, referred to as the Plan, as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act.

         These documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

NCO hereby incorporates by reference in this registration statement the following documents:

         (a) NCO's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         (b) All other reports filed by NCO pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003; and

         (c) The description of NCO's common stock, which is incorporated by reference from NCO's registration statement on Form 8-A filed with the SEC on October 29, 1996.

         All documents subsequently filed by NCO with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) (other than current reports furnished under items 9 or 12 of Form 8-K) of the Securities Exchange Act of 1934, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this registration statement and to be a part hereof from the date of the filing of these documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Pennsylvania corporation law, the Company's bylaws provide that a director will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under Subchapter B of Chapter 17 of Pennsylvania corporation law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Company's bylaws, however, will not limit a director's liability for monetary damages to the extent prohibited by Pennsylvania corporation law.

         The Company's bylaws provide that it must indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such director or officer is or was a director or officer, or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including reasonable attorneys' and investigation fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding. However, under the Company's bylaws, indemnification will not be provided to any of its directors or officers in certain instances, including in the event a court determines that such director or officer engaged in self-dealing or intentional misconduct. The Company has in place directors' and officers' insurance for its directors, officers and some employees for specified liabilities.

         The indemnification provisions in the Company's bylaws may discourage shareholders from bringing a lawsuit against officers and directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholders' investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, the Company believes that these indemnification provisions are necessary to attract and retain qualified directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this registration statement or, where so indicated have been previously filed and are incorporated herein by reference:

Exhibit Number                Description
--------------                -----------

      5.1           Opinion of Blank Rome LLP

     23.1           Consent of Ernst & Young LLP, Independent Auditors

     23.2           Consent of Blank Rome LLP (included in Exhibit 5.1)

     24.1           Power of Attorney (included on signature page)



ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933:

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, State of Pennsylvania, on May 17, 2004.

                                        NCO GROUP, INC.


                                        By: /s/ Michael J. Barrist
                                            ------------------------------------
                                            Michael J. Barrist
                                            Chairman of the Board, President and
                                            Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Barrist and Steven L. Winokur, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable NCO Group, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 17, 2004, in the capacities indicated:


           SIGNATURES                                   TITLE
           ----------                                   -----



/s/ Michael J. Barrist                    Chairman of the Board, President and
---------------------------------         Chief Executive Officer (principal
Michael J. Barrist                        executive officer)



/s/ Steven L. Winokur                     Executive Vice President, Finance;
---------------------------------         Chief Financial Officer; Chief
Steven L. Winokur                         Operating Officer of Shared
                                          Services; and Treasurer (principal
                                          financial and accounting officer)


/s/ William C. Dunkelberg, Ph.D.          Director
---------------------------------
William C. Dunkelberg, Ph.D.



/s/ Charles C. Piola, Jr.                 Director
---------------------------------
Charles C. Piola, Jr.



/s/ Leo J. Pound                          Director
---------------------------------
Leo J. Pound



/s/ Eric S. Siegel                        Director
---------------------------------
Eric S. Siegel



/s/ Allen F. Wise                         Director
---------------------------------
Allen F. Wise

                                  EXHIBIT INDEX

5.1     Opinion of Blank Rome LLP

23.1    Consent of Ernst & Young LLP, Independent Auditors

23.2    Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1    Power of Attorney (included on signature page)